UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2011

Buckeye Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167917	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S. Eastern Ave., Suite 200, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 938-0491

1376 Lead Hill Blvd, Suite 100, Roseville, CA, 95747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events.

On August 26, 2011, Buckeye Oil & Gas, Inc. (the “Registrant”) closed a private placement of 1,800,000 common shares at $0.25 per share for a total offering price of $450,000.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The private placement was fully subscribed to by four non-U.S. persons.

For all the terms and provisions of the Private Placement, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.                      Description
10.1	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 29, 2011

BUCKEYE OIL & GAS, INC.

By:           /s/ Pol Brisset
Name:         Pol Brisset
Title:           President and Chief Executive Officer